FIRST AMENDMENT

TO

QUAKER SALARIED EMPLOYEES

COMPENSATION AND BENEFITS PROTECTION PLAN

(As Amended and Restated Effective as of November 1, 1996)

WHEREAS, the Quaker Salaried Employees Compensation and Benefits Protection Plan, as amended and restated effective as of November 1, 1996 (the "Plan"), was established by The Quaker Oats Company (the "Company") for the benefit of its eligible employees; and

WHEREAS, amendment of the Plan is desirable;

NOW, THEREFORE, the Plan is hereby amended effective as of May 13, 1998, as follows

1. By adding the following immediately to the end of paragraph 3(a) of the Plan:

"For the purposes of clarification, a mere transfer of the employee to an entity created in a Quaker initiated spin-off or reorganization, without a subsequent termination of employment with the Company, shall not be treated as a termination of employment with the Company for purposes of eligibility under the Plan. Quaker shall cause the newly created entity to provide to the employee a compensation and benefits protection plan substantially similar to the Plan."

2. By substituting the following for paragraph 3(d) of the Plan:

"(d) 'Change in Control of Quaker' shall be deemed to have occurred if:

(1) any 'Person,' which shall mean a 'person' as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (other than Quaker, any trustee or other fiduciary holding securities under an employee benefit plan of Quaker, or any company owned, directly or indirectly, by the stockholders of Quaker in substantially the same proportions as their ownership of stock of Quaker), is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Quaker representing 25% or more of the combined voting power of Quaker's then outstanding voting securities;

(2) during any period of 24 consecutive months (not including any period prior to May 13, 1998), individuals, who at the beginning of such period constitute Quaker's Board of Directors (the "Board"), and any new director (other than a director designated by a Person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (1), (3)(ii) or (4) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

(3) the stockholders of Quaker approve (i) a plan of complete liquidation of Quaker or (ii) the sale or disposition by Quaker of all or substantially all of Quaker's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (4)(i) or (4)(ii) of this Section; or

(4) the stockholders of Quaker approve a merger or consolidation of Quaker with any other company other than:

(i) such a merger or consolidation which would result in the voting securities of Quaker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of Quaker's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

(ii) such a merger or consolidation which would result in the directors of Quaker who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

In this paragraph (4), 'surviving entity' shall mean only an entity in which all of Quaker's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase 'directors of Quaker who were directors immediately prior thereto' shall include only individuals who were directors of Quaker at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (1), (3)(ii), (4)(i) or (4)(ii) of this Section) whose election by the Board, or whose nomination for election by Quaker's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period."

IN WITNESS WHEREOF, this Amendment is executed below by a duly authorized officer of the company.

The Quaker Oats Company
Dated: August 30, 1999	By: /s/ Pamela S. Hewitt
Its Senior Vice President